Exhibit 99.1
Sipex Announces New Senior VP of Marketing and Business Development
Monday September 19, 9:00 am ET
MILPITAS, Calif., Sept. 19 /PRNewswire-FirstCall/ — Sipex Corporation (SPIX.PK) announces today that Ed Lam has joined the Company as the new Senior Vice President of Marketing and Business Development. Ed has 21 years of analog semiconductor industry experience with National Semiconductor and will drive Sipex’s product and corporate strategy.
“We could not have been more fortunate to add such a high caliber person to our team. Ed ran the flagship power management business unit at National Semiconductor,” said Ralph Schmitt, CEO of Sipex. “He has experience in all facets of the analog business including manufacturing, test, and product and strategy development. He will be a critical leader in driving our company forward.”
Ed has been instrumental in driving two major business units at National. Under his leadership, these business units implemented many Reference, Supervisory, Linear Dropout Regulators, and Switching Solutions. Several well-known solutions from his teams include: the Simple Switcher family, a Linear Dropout family, and the recent release of the High Voltage family of products. These organizations penetrated high volume consumer applications and leading customers in gaming and MP3 products. Ed earned his BSEE from San Francisco State University and started his career as a test engineer. He quickly advanced through the organization at National to lead a business unit with over $400 million in sales.
“I am very excited to be joining such a talented group of people. I believe that with my background I can help in the development of Sipex to become a significant force in the analog space,” explained Ed Lam, “Sipex already has the expertise and capability to become very successful in this market. We will now refine the strategy and make the appropriate connection to key customers.”
About Sipex
Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (IC). Sipex serves the broad analog signal processing market with interface, power management and optical storage ICs for use in automotive, portable products, computing, communications, and networking infrastructure markets. The company is headquartered in Milpitas, California with additional offices in Belgium, Canada, China, Germany, Japan and Taiwan. Sipex sells products direct and through its distribution channels. For more information about Sipex, visit www.sipex.com.
Forward-Looking Statements
This press release contains forward-looking statements. Statements regarding the Company’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All such forward looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, the forward- looking statements include statements about the Company’s beliefs regarding the analog experience required to lead Sipex’s product and corporate strategy, the expectation that Sipex’s expertise, capability, refined strategy and connection to key customers will drive the Company forward to become a significant force in the analog market successfully. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including overall economic conditions in the U.S. and abroad, demand for electronic products and semiconductors in general, demand for the end-user products for which the Company’s semiconductors are suited, the Company’s relationships with customers and distributors in North America, Europe and Asia, as well as other customers and distributors, the Company’s ability to move new product designs into production and to successfully market and sell new products and the ability of the Company to manage expenses, production and shipment levels and improve gross margins. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
For Further Information Contact:
Ralph Schmitt
Chief Executive Officer and Member of the Board of Directors
Phone: 408-934-7500
Fax: 408-935-7600